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                                                                      Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectuses constituting part of The Seagram Company Ltd. Registration Statement on Form S-4 (Number 333-61535), Registration Statements on Form S-3 (Numbers 2-99681, 33-42959, 33-42877, 33-67772, 333-4134, 333-4136, and 333-62921) and the
Registration Statements on Form S-8 (Numbers 33-27194, 33-2043, 33-49096, 33-60606, 33-99122 and 333-19059) of our report dated August 12, 1998, except as to Note 1, which is as of August 25, 1998, which appears on page 46 of Exhibit 99(a) to The Seagram Company's Ltd's Annual Report on Form 10-K for the fiscal year ended June 30, 1998, as amended, which Exhibit 99(a) is incorporated by reference in the Current Report on Form 8-K, as amended, dated September 1, 1998.



PricewaterhouseCoopers LLP
New York, New York
October 30, 1998